CONFORMED COPY


                  AMENDMENT NO. 1 TO CREDIT AGREEMENT


          AMENDMENT dated as of September 2, 1998 to the Credit Agreement dated as of August 24, 1998 (the Credit Agreement ) among MARSH & McLENNAN COMPANIES, INC. (the Borrower ), the LENDERS party thereto (the Lenders ) and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the Administrative Agent ).

                         W I T N E S S E T H :

       WHEREAS, the parties hereto desire to amend the Credit
Agreement to revise the Euro-Dollar Margin and facility fees payable thereunder;

       NOW, THEREFORE, the parties hereto agree as follows:

       Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to hereof, hereunder, herein and hereby and each other similar reference and each reference to this Agreement and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

       Section 2. Amendment of Euro-Dollar Margin. The definition of Euro-Dollar Margin in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

          Euro-Dollar Margin means (i) on any date on or prior to March 26, 1999, 0.37%, and (ii) on any date thereafter, a rate per annum determined in accordance with the Pricing Schedule.

     Section 3. Amendment of Facility Fees. (a) The definition of the term Facility Fee Rate in Section 1.01 of the Credit
Agreement is amended in its entirety to read as follows:


           Facility Fee Rate means (i) on any date on or prior to March 26, 1999, 0.08%, and (ii) on any date thereafter, a rate per annum determined in accordance with the Pricing Schedule.

      (b)  The definition of the term Pricing Grid Day in Section
1.01 of the Credit Agreement is deleted.


      (c) Section 2.06 of the Credit Agreement is amended by designating the existing text as subsection (a) and by inserting thereafter the following new subsection (b):

     (b) If the Commitments are reduced or terminated at any time prior to March 26, 1999, then on March 26, 1999 the Borrower shall pay to the Administrative Agent, for the account of the Lenders on such date ratably in proportion to their Credit Exposures on such date (or, if the Credit Exposures are reduced to zero prior to such date, for the account of the Lenders on the date of such reduction, ratably in proportion to their Credit Exposures immediately prior to such reduction), an additional facility fee equal to the following:

               (i) the aggregate amount of the facility fee that the Borrower would be required to pay pursuant to Section 2.06(a) for the period from and including the Effective Date to but excluding March 26, 1999 if the aggregate Credit Exposures were $2,250,000,000 on each day during such period; minus

               (ii) the actual aggregate amount of the facility fee that the Borrower is required to pay pursuant to Section
2.06(a) for such period.

     Section 4. Effect of Amendments. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New
York.

     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 7. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         MARSH & McLENNAN COMPANIES, INC.


                         By:  /s/ Pierre D. Bognon

                              Name: Pierre D. Bognon
                              Title: Vice President and Treasurer




                         By:   /s/ Gregory Van Gundy

                              Name: Gregory Van Gundy
                              Title: Secretary



                         MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Administrative
                                Agent and Lender



                         By:  /s/ Glenda I. Winter-Irving

                              Name: Glenda I. Winter-Irving
                              Title: Vice President